EXHIBIT 8.1
manatt
manatt | phelps | phillips

THE OPINIONS SET FORTH HEREIN ARE NOT INTENDED TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAX PENALTIES.  THESE OPINIONS SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DISCUSSED HEREIN.  TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISORS WITH RESPECT TO ALL TAX ISSUES RELATING TO THE TRANSACTIONS DISCUSSED HEREIN.

File No: 40892-030

December 6, 2007

Board of Directors Temecula Valley Bancorp Inc. 27710 Jefferson Avenue, Suite A100 Temecula, California 92590	Howe Barnes Hoefer & Arnett, Inc. 222 South Riverside Plaza 7th Floor Chicago, Illinois 60606
Wunderlich Securities, Inc. 6000 Poplar Avenue, Suite 150 Memphis, Tennessee 38119

Ladies and Gentlemen:

We have acted as special tax counsel to Temecula Valley Bancorp Inc., a California corporation (the “Company”), and Temecula Valley Statutory Trust VI, a Delaware statutory trust (the “Trust”), in connection with (i) the issuance and sale by the Trust of Preferred Securities (liquidation amount $10 per Preferred Security) representing undivided beneficial interests in the assets of the Trust and (ii) the purchase by the Trust from the Company of junior subordinated deferrable interest notes (the “Securities”).  The Securities are being issued pursuant to a Junior Subordinated Indenture (the “Indenture”), between the Company and Wilmington Trust Company, a Delaware banking corporation, as Trustee.  The Preferred Securities shall also be issued in connection with the Amended and Restated Trust Agreement among Temecula Valley Bancorp Inc., as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein as Administrative Trustees (the “Declaration”).  This opinion letter is furnished pursuant to the request of the Company.

In arriving at the opinions expressed below we have examined executed or otherwise final copies of (i) the Declaration, (ii) the Indenture, (iii) the Registration Statement, including exhibits thereto (the “Registration Statement”), on Form S-3 being filed by the Company on this date with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and (iv) such other documents as we have deemed applicable to the opinions expressed herein (together, the “Operative Documents”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.  In addition, we have made such investigations of law and fact as we have deemed appropriate as a basis for the opinions expressed below.

The opinions set forth below are qualified as stated herein, and are qualified further by the following:

1.  We have assumed that (i) the Operative Documents have been or will be duly authorized, executed and delivered by the parties thereto, are within such parties’ corporate, partnership, trust, or limited liability company powers, and are or will be such parties’ legal, valid and binding obligation(s) and that such parties are in compliance with all applicable laws, rules and regulations governing the conduct of such parties respective businesses and the transactions addressed herein, (ii) the Operative Documents will be enforced in circumstances and in a manner which are commercially reasonable, (iii) the parties to the Operative Documents are not and will not be subject to any statute, rule or regulation or any impediment that requires them to obtain the consent of, or to make any declaration or additional filing with any governmental authority in connection with the transactions contemplated by the Operative Documents, and (iv) all terms, provisions and conditions relating to the transactions referred to in this opinion letter are correctly reflected in the Registration Statement and Operative Documents.

2.  We have assumed the competency of the signatories to the Operative Documents, the genuineness of all signatories, the authenticity of all Operative Documents submitted to us as originals, the conformity to original documents of all Operative Documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

3.  The opinions set forth herein are effective on the date hereof and are based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.  We have no continuing obligation to inform you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof.

4.  We express no opinion as to the effect of the laws of any state or jurisdiction upon the transactions described herein other than the federal income tax laws of the United States of America.

5.  We have relied upon the representations and statements of an officer of the Company contained in a representation letter, dated as of the date hereof, with respect to the factual determinations underlying the legal conclusions set forth herein.  Moreover, we have assumed that any representation or statement based on “knowledge” or “belief” or similarly qualified is accurate without such qualification.

6.  We have relied on two opinion letters of the Delaware law firm of Richards, Layton and Finger, P.A., of even date herewith concerning certain Delaware legal issues.

It is our opinion that, as of the date hereof, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein:

(1)           under the current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation, and accordingly, for United States federal income tax purposes each beneficial owner of Preferred Securities will be treated as owning an undivided beneficial interest in the Securities, and stated interest on the Securities generally will be included in income by a holder of Preferred Securities at the same time such interest is paid or accrued in accordance with such holder’s regular method of tax accounting;

(2)           for United States federal income tax purposes, the Securities will constitute indebtedness of the Company; and

(3)           the statements set forth in the Registration Statement under the caption “Certain United States Federal Income Tax Consequences,” subject to the qualifications set forth therein and in this letter, to the extent they describe United States federal income tax laws or legal conclusions, constitute accurate summaries of the matters described therein in all material respects.

The opinions expressed herein are based upon the Registration Statement and the terms of the Operative Documents as in effect on the date hereof and on the representations and assumptions set forth or referred to above concerning the transactions and related circumstances as of the date hereof.  Any material change in the terms of such transactions or such circumstances could affect the opinions set forth in this letter.  As noted, the opinions in this letter are based upon the statutes, regulations, judicial decisions and administrative interpretations as in effect on the date hereof and as they presently apply.  Such terms are subject to change, in some cases with retroactive effect.  Any material change after the date hereof in any of the legal grounds for our opinions could affect the opinions set forth in this letter.  No assurance can be given that such changes will not occur.

We call your attention to the fact that our engagement has been limited to the specific matters as to which we have been consulted.  We express no opinion as to any other federal income tax consequence of the transactions described herein, any foreign, state and local tax consequences with respect to such transactions, or any non-income tax legal effects of any aspects of such transactions.

The opinions contained herein are not binding upon the Internal Revenue Service or the courts, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinions, or that our opinions will be upheld by the courts if challenged by the Internal Revenue Service.

These opinions are being furnished to you solely for your benefit in connection with the transactions set forth above, and may not be relied upon by any other party without our prior written consent.  Notwithstanding the foregoing or anything herein to the contrary, all persons and their respective employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions referred to herein and all materials of any kind (including opinions or other tax analyses) that are provided to the recipients relating to such tax treatment and tax structure.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein under the caption “Certain United States Federal Income Tax Consequences.”  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP
111 Sutter Street, Suite 700, San Francisco, California  94104

Telephone:  415.291.7400  Fax:  415.291.7474